Exhibit 99.2

                     Eline Entertainment Signs Agreement to
                    Acquire Majority Control in CTD Holdings

Knoxville, Tennessee -- August 12, 2005 -- Eline Entertainment Group, Inc. (OTCBB: EEGI) announced today that it has signed a definitive agreement to acquire majority control of CTD Holdings, Inc. (OTCBB: CTDH), a Florida-based company that sells cyclodextrins (CDs) and provides consulting services in the area of commercialization of cyclodextrins applications. CTD Holdings is considered to be a leading consultant in determining manufacturing standards and costs for CDs. CDs have applications in the areas of biotechnology, cosmetics, foodstuffs, pharmaceuticals, and toxic waste treatment, among others. Eline expects the transaction to be immediately accretive to its financial results.

CDs help bring together oil and water and have potential applications anywhere these materials must be used together. CDs can improve the solubility and stability of a wide range of drugs, as many promising drug compounds are unusable or have serious side effects because they are either too unstable or too insoluble in water.

"We see this transaction as providing Eline with an opportunity to capitalize on CTD Holdings' prominent position within a unique industry that offers numerous growth opportunities," said Barry Rothman, President of Eline Entertainment Group. "CDs have been used in food products in Japan for over 25 years and in Europe for at least 15 years, with interest and usage in the United States developing at an increasing pace. In addition to an expected positive impact on our future financial results, we also believe that CTD Holdings is undervalued relative to its balance sheet and cash flow from operations."

Under the terms of the share exchange agreement, Eline Entertainment will acquire a controlling interest in the voting securities of CTDH from its President and principal shareholder, Rick Strattan, in exchange for restricted common stock of Eline Entertainment. Additional terms of the proposed transaction were not immediately disclosed. Following the closing of the transaction, Mr. Strattan will continue as President of CTD Holdings, responsible for its business and operations, and CTD Holdings' common stock will continue to be quoted on the OTC Bulletin Board.

ABOUT ELINE ENTERTAINMENT

Eline Entertainment Group, Inc. provides manufacturing solutions through the design, fabrication, sourcing and distribution of specialty materials, systems and related supplies for use in industrial, commercial and residential applications. Through its Industrial Fabrication and Repair subsidiary, the company provides machining, welding, specialty design, fabrication and component sales for custom applications, including systems used in the movement of raw materials, finished goods and supplies in its customers' manufacturing processes. The company's Storm Depot International subsidiary distributes hurricane protection products, including its proprietary E-Panel, a lightweight translucent hurricane panel, through a network of licensed dealers and independent retailers. The company's dealer outlets offer the public and the contracting trade a one-stop shopping solution for a broad range of hurricane protection and preparedness products. Eline Entertainment Group has recently announced that its Board of Directors has approved changing the corporate name to Grande International Holdings, Inc.

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This press release contains forward-looking statements, some of which may relate to Eline Entertainment Group, Inc., and which involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Eline Entertainment Group, Inc.'s filings with the Securities and Exchange Commission.

Certain statements in this document and elsewhere by Eline Entertainment and CTD Holdings are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of Eline Entertainment to complete the proposed transactions with Mr. Stratton, events or circumstances which affect the ability of Eline Entertainment to integrate successfully and achieve the anticipated benefits of the transaction; changes to economic growth; government policies and regulations; and dilution to shareholders caused by the issuance of stock in the course of completing the transactions with Mr. Stratton. Neither Eline Entertainment nor CTD Holdings undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are urged, however, to consult any further disclosures made on related subjects in reports filed with the SEC. Moreover, securities offered will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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